Exhibit 99.1

Granite Point Mortgage Trust Inc. Announces

CFO Transition

Blake Johnson to Return to Serve as CFO Effective December 1, 2024

Marcin Urbaszek to Step Down Effective December 1, 2024

NEW YORK, August 26, 2024 – Granite Point Mortgage Trust Inc. (NYSE: GPMT) ("GPMT," "Granite Point" or the "Company") today announced that Blake Johnson will be appointed Chief Financial Officer, effective December 1, 2024. Mr. Johnson will join the Company no later than October 28, 2024, as Deputy CFO before assuming the CFO role.

This appointment follows Marcin Urbaszek, the Company’s current Chief Financial Officer, submitting a letter of resignation to the Company’s Board of Directors notifying it of his intention to step down from his position to pursue a professional opportunity with a global financial institution. Mr. Urbaszek will remain with Granite Point until Mr. Johnson’s official appointment as CFO in December to facilitate a smooth transition.

“We are pleased to welcome Blake back to Granite Point,” said Jack Taylor, President and Chief Executive Officer of Granite Point. “I had the opportunity to work with Blake for many years, including most recently while he served as our Controller, and I have seen firsthand his financial expertise, industry acumen and leadership capabilities. As our Controller, Blake played an integral role in establishing Granite Point’s finance, accounting and tax functions, and I am confident that his deep understanding of our business and history with our team make him the right fit to help us advance our initiatives to build on our strong financial foundation and drive shareholder returns.”

“It is an honor to return to Granite Point and to be appointed CFO-elect,” said Mr. Johnson. “I have admired the Company’s resilience as it has adapted to market challenges and look forward to again working alongside Jack and the talented team at Granite Point to help deliver long-term, profitable growth.”

Mr. Taylor continued, “On behalf of the Board and management team, I thank Marcin for his considerable contributions to Granite Point since our company’s inception. Marcin was instrumental in building a strong foundation for the Company and an excellent finance team. We wish Marcin the best of luck in his next chapter and are pleased he will remain with us and work closely with Blake during the transition period.”

“Helping to build Granite Point has been the highlight of my career,” said Mr. Urbaszek. “I am confident that I am leaving Granite Point in a strong position to continue to navigate the current environment. Having had the pleasure of working closely with Blake in the past, I believe that, with Blake’s addition as its new CFO, Granite Point will be well-positioned to drive enhanced performance as markets improve.”

Mr. Urbaszek’s departure is not related to the Company’s financial or operating results or to any disagreement with the Company regarding its financial, operational, accounting or reporting policies or practices.

About Blake Johnson

Mr. Johnson brings nearly two decades of finance, accounting, tax and compliance expertise to Granite Point. From the inception of the Company’s business through 2020, Mr. Johnson served in various roles at the Company as an employee of the Company’s former manager, most recently serving as the Company’s Controller. Mr. Johnson currently serves as Acting Chief Accounting Officer of Two Harbors Investment Corp. (“Two Harbors”). Previously, he served in various other leadership positions with Two Harbors, including Tax Manager, Tax Director and Controller. Prior to his roles with Two Harbors, he held positions at Wells Fargo Bank, N.A., Deloitte, LLP, Opus Corporation and Ernst & Young, LLP.

Mr. Johnson holds a B.A. in Business Administration and a M.S. in Accountancy from the University of St. Thomas, a M.B.T. from the University of Minnesota and a MSc in Finance from the London Business School. He is also a Certified Public Accountant and holds the Chartered Financial Analyst designation.

About Granite Point Mortgage Trust Inc.

Granite Point Mortgage Trust Inc. is a Maryland corporation focused on directly originating, investing in and managing senior floating rate commercial mortgage loans and other debt and debt-like commercial real estate investments. Granite Point is headquartered in New York, NY. Additional information is available at www.gpmtreit.com.

Forward-Looking Statements

This press release contains, or incorporates by reference, not only historical information, but also forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, projections and illustrations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “target,” “believe,” “outlook,” “potential,” “continue,” “intend,” “seek,” “plan,” “goals,” “future,” “likely,” “may” and similar expressions or their negative forms, or by references to strategy, plans or intentions. The illustrative examples herein are forward-looking statements. By their nature, forward-looking statements speak only as of the date they are made, are not statements of historical facts or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs and estimates are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and estimates will prove to be correct or be achieved, and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2023, under the caption “Risk Factors,” and any subsequent Form 10-Q or other filings made with the SEC. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

This press release is for informational purposes only and shall not constitute, or form a part of, an offer to sell or buy or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

Contact

Investors: Chris Petta Investor Relations, Granite Point Mortgage Trust Inc., (212) 364-5500, investors@gpmtreit.com.